EXHIBIT 31.1 - CERTIFICATION OF CHIEF EXECUTIVE OFFICER OF BLUEGATE CORPORATION REQUIRED BY RULE 13A - 14(1) OR RULE 15D - 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002.

CERTIFICATIONS

I, Manfred Sternberg, the Chief Executive Officer of Bluegate Corporation,
certify that:

1.	Then I have reviewed this quarterly report on Form 10-QSB of Bluegate Corporation;

2.
Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3.
Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4.
The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

a)
designed such disclosure controls and procedures to ensure thatmaterial information relating to the registrant, including itsconsolidated subsidiaries, is made known to us by others within thoseentities, particularly during the period in which this quarterlyreport is being prepared;

b)	evaluated the effectiveness of the registrant's disclosure controlsand procedures as of a date within 90 days prior to the filing date ofthis quarterly report (the "Evaluation Date"); and

c)	presented in this quarterly report our conclusions about theeffectiveness of the disclosure controls and procedures based on ourevaluation as of the Evaluation Date;

5.
The registrant's other certifying officers and I have disclosed, based onour most recent evaluation, to the registrant's auditors and the auditcommittee of registrant's board of directors (or persons performing theequivalent functions):

a)
all significant deficiencies in the design or operation of internalcontrols which could adversely affect the registrant's ability torecord, process, summarize and report financial data and haveidentified for the registrant's auditors any material weaknesses ininternal controls; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6.
The registrant's other certifying officers and I have indicated in this quarterly report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: August 1, 2006

/s/ Manfred Sternberg
______________________________
Manfred Sternberg
Chief Executive Officer